Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Coupang, Inc. of our report dated February 12, 2021 relating to the financial statements of Coupang, LLC, which appears in Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-253030).
/s/ Samil PricewaterhouseCoopers
Seoul, Korea
March 11, 2021